UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 25, 2012

DYNEX CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-9819	52-1549373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4991 Lake Brook Drive, Suite 100 Glen Allen, Virginia		23060
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code

(804) 217-5800

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On July 25, 2012, Dynex Capital, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Barclays Capital Inc. and Jefferies & Company, Inc., as the representatives (the “Representatives”) of the underwriters named on Schedule A to the Underwriting Agreement (the “Underwriters”), relating to the issuance and sale of 2,000,000 shares (the “Initial Shares”) of the Company’s 8.50% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share and liquidation preference $25.00 per share (the “Series A Preferred Stock”). Pursuant to the Underwriting Agreement, the Company granted the Underwriters an option for 30 days to purchase up to 300,000 additional shares (the “Option Shares”) of Series A Preferred Stock on the same terms and conditions. On July 30, 2012, the Representatives exercised the option to purchase all 300,000 Option Shares. The offering of both the Initial Shares and the Option Shares is expected to close on August 1, 2012, and will result in proceeds to the Company (before estimated expenses) of approximately $55.7 million.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities. Furthermore, the Company has agreed with the Underwriters, for a period of 30 days from the date of the Underwriting Agreement, to not offer or sell or conduct similar transactions with respect to any securities substantially similar to the Series A Preferred Stock, or any securities convertible into or exercisable or exchangeable for, or representing rights to receive, shares of the Series A Preferred Stock or securities substantially similar to the Series A Preferred Stock, or file any registration statement under the Securities Act of 1933 with respect to any of the foregoing, without the prior written consent of the Representatives.

The issuance and sale of the Initial Shares and Option Shares will be pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-173551), which was declared effective by the SEC on December 13, 2011, and the prospectus supplement dated July 25, 2012, filed with the SEC on July 27, 2012.

The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K, and the description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.

In connection with the filing of the Underwriting Agreement, the Company is filing as Exhibit 5.1 hereto an opinion of its counsel, Troutman Sanders LLP, with respect to the legality of the shares and as Exhibit 8.1 hereto an opinion of Troutman Sanders LLP with respect to certain tax matters.

Item 9.01	Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated July 25, 2012, by and among Dynex Capital, Inc., J.P. Morgan Securities LLC, Barclays Capital Inc. and Jefferies & Company, Inc.

5.1	Opinion of Troutman Sanders LLP with respect to the legality of the shares

8.1	Opinion of Troutman Sanders LLP with respect to certain tax matters

23.1	Consent of Troutman Sanders LLP (included in Exhibits 5.1 and 8.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEX CAPITAL, INC.

Date: July 30, 2012	By:	/s/ Stephen J. Benedetti
Stephen J. Benedetti
Executive Vice President, Chief Operating Officer and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated July 25, 2012, by and among Dynex Capital, Inc., J.P. Morgan Securities LLC, Barclays Capital Inc. and Jefferies & Company, Inc.

5.1	Opinion of Troutman Sanders LLP with respect to the legality of the shares

8.1	Opinion of Troutman Sanders LLP with respect to certain tax matters

23.1	Consent of Troutman Sanders LLP (included in Exhibits 5.1 and 8.1)